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                                                                    Exhibit 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, (Nos. 333-43640, 333-54372, 333-80036, 333-80048,
333-62017), in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 333-72172, 333-69950, 333-64021, 333-08607, 333-56755,
333-64761 and 333-89341) and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-59215) of AVANT Immunotherapeutics, Inc. (f/k/a T Cell Sciences, Inc.) of our report dated March 1, 1999 appearing on page 11 of this Annual Report on Form 10-K/A for the year ended December 31, 1998.

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 5, 1999